UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2020, following recommendation from the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Veracyte, Inc. (the “Company”), the Board appointed Jens Holstein to serve as a director of the Company, effective August 1, 2020. Mr. Holstein will serve as a Class III director whose term will expire at the Company’s 2022 annual meeting of stockholders. In connection with his appointment as a director, Mr. Holstein has been appointed to the Audit Committee of the Board.

There is no arrangement or understanding between Mr. Holstein and any other persons pursuant to which he was selected as a director. Mr. Holstein has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, and in accordance with the Company’s non-employee director compensation program, Mr. Holstein will receive an annual cash retainer of $40,000 for serving on the Board, a $10,000 annual cash retainer in connection with his service on the Audit Committee of the Board and annual cash retainers for service on any other committees of the Board to which Mr. Holstein is appointed, if any. In addition, in accordance with the Company’s 2013 Stock Incentive Plan (the “Plan”), on the effective date of his appointment, Mr. Holstein will be granted an initial stock option to purchase 35,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The option will vest and become exercisable as to one-third of those shares on each of the first, second and third annual anniversaries of the date of grant. The option will vest in full upon a change in control of the company (as defined in the Plan). He will also be entitled to an annual stock option grant in accordance with the Plan.

Mr. Holstein has entered into the Company’s standard form of indemnity agreement for non-executive directors, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 7, 2013 (File No. 333-191282). The agreement will be effective upon Mr. Holstein’s appointment to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 27, 2020

VERACYTE, INC.

		By:	/s/ Keith Kennedy
		Name:	Keith Kennedy
		Title:	Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)